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                         INDEPENDENT AUDITORS' CONSENT
                         =============================

We hereby consent to the incorporation by reference in the Registration Statement of Houston Industries Incorporated on Form S-8 and Post-Effective Amendment No. 1 to Form S-8 (File No. 33-28584) of our report dated June 15, 1994 appearing in the Annual Report on Form 11-K of the KBLCOM Incorporated Savings Plan for the year ended December 31, 1993.


/s/ Deloitte & Touche


DELOITTE & TOUCHE

Houston, Texas
June 27, 1994